PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

DEALER MANAGER AGREEMENT

September 19, 2022

Preferred Capital Securities, LLC
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327

Ladies and Gentlemen:
Prospect Floating Rate and Alternative Income Fund, Inc., a Maryland corporation (the “Company”), will offer to “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) only shares of its Class A common stock, $0.001 par value per share (the “Shares”) (the “Offering”) on the terms and conditions set forth in the Company’s confidential private placement memorandum, as the same may be amended or supplemented (the “Memorandum”).In addition, the parties hereto generally intend that participants in the Company’s distribution reinvestment plan, as amended or supplemented, (the “DRIP”) during this offering will receive a number of Shares as determined by the DRIP, and no commissions or fees will be assessed in connection therewith. Please see “Distribution Reinvestment Plan” in the prospectus for additional information regarding the plan. All shares subject to discounts and other price adjustments as described in the Memorandum. There shall be a minimum initial purchase by any one person of $25,000 of Shares or as otherwise indicated in the Memorandum or in any letter or memorandum from the Company to Preferred Capital Securities, LLC (the “Dealer Manager”). The Company reserves the right to conduct other offerings, registered or exempt from registration with the Securities and Exchange Commission (the “SEC”). In connection with the Offering, the Company hereby agrees with you, the Dealer Manager, as follows:
1.    Representations and Warranties of the Company
The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) with respect to the Offering, in the form attached to this Dealer Manager Agreement (the “Agreement” or this “Agreement”) as Exhibit A (said dealers being hereinafter called the “Dealers”), that, as of the date of this Agreement and on the date of the Memorandum, except as otherwise provided herein:
1.1    A Memorandum with respect to the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act, and the applicable rules and regulations (the “Securities Act Rules and Regulations”) of the SEC promulgated thereunder, and the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “1940 Act”) covering the Company and the Shares. Copies of such Memorandum and each amendment thereto have been or will be made available to the Dealer Manager.
1.2    The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with the power and authority to conduct its business as described in the Memorandum.
1.3    The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type that will make such qualification necessary, except where the failure to do so would not result in, individually or in the aggregate, a Company MAE.
As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that has, or could reasonably be expected to have, a material adverse effect on (a) the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (b) the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement. As used in this Agreement, “business prospects” excludes any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions,

(ii) in financial or securities markets generally, or (iii) generally affecting the business or industry in which the Company operates.
1.4    On the date of the Memorandum and on the date of any amendment to the Memorandum, the Memorandum complied or will comply in all material respects with the Securities Act, the Securities Act Rules and Regulations, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), as applicable, and do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1.4 will not extend to statements contained in or omitted from the Memorandum that are based primarily upon information furnished by or through the Dealer Manager or by any Dealer in writing to the Company specifically for inclusion therein.
1.5    The Company intends to use the funds received from the sale of the Shares as set forth in the Memorandum.
1.6    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, the Exchange Act, the 1940 Act or applicable state securities laws, or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
1.7    The issuance and sale of the Shares by the Fund will comply in all material respects with the requirements of the 1940 Act, the Securities Act, applicable state securities laws, and rules and regulations promulgated thereunder, as applicable.
1.8    There is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against the Company or its subsidiaries at law or in equity (by a third party other than the Dealer Manager or an affiliate of the Dealer Manager) or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign or, to the knowledge of the Company, any investigation by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement, or (c) that would otherwise reasonably be expected to result in a Company MAE. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit or proceeding of the type referred to above of which the Company has knowledge arising or occurring on or after the initial date of the Memorandum.
1.9    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company do not and will not conflict with or result in a material breach of any of the material terms and provisions of, or constitute a default under, (a) the Company’s or any of its subsidiaries’ charter, bylaws, or other organizational documents, as the case may be, (b) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound except, for purposes of this subsection (b) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE, or (c) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties, except for such conflicts, breaches or defaults that do not result in and would not reasonably be expected to result in, individually or in the aggregate, a Company MAE.
1.10    The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.11    At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Memorandum.
1.12    The Company is not in violation of its Fourth Amended Articles of Incorporation or its Third Amended and Restated Bylaws.
1.13    The financial statements of the Company included in the Memorandum present fairly in all material respects the financial position of the Company as of the date indicated and, if applicable, the results of its operations and cash flows for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.
1.14     The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “1940 Act”), and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in compliance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as disclosed in the Memorandum, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager.
1.15    Each of this Agreement, the Selected Dealer Agreement, the Company’s Fourth Amended Articles of Incorporation and its Third Amended and Restated Bylaws, the Investment Advisory Agreement, dated April 20, 2021 (the “Advisory Agreement”), by and between the Company and Prospect Capital Management L.P. (the “Adviser”), as investment adviser thereunder, and the Administration Agreement, dated July 17, 2019, by and between the Company and Prospect Administration LLC, as administrator thereunder, comply in all material respects with all applicable provisions of the Securities Act, the 1940 Act and the Securities Act Rules and Regulations, and all approvals of such documents required under the 1940 Act by the Company’s stockholders and/or Board of Directors have been obtained and are in full force and effect.
1.16    The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the 1940 Act and is in compliance in all material respects with such Rule.
1.17    The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement as an investment adviser to the Company as contemplated by the Memorandum.
1.18    The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those with respect to which the failure to possess or own the certificates, authorities or permits would not have, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.
1.19.    The Company, including any affiliated issuer, and any of its directors, executive officers, other officers participating in the offering of the Shares in the Company, any promoter connected with the Company in any capacity at the time of the sale of the Shares, and any person receiving compensation, directly or indirectly, for the solicitation of purchases in the Offering are not subject to any disqualification or disclosure event described in Rule 506(d) under the Securities Act.

2.    Covenants of the Company
The Company covenants and agrees with the Dealer Manager that:
2.1    It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Memorandum, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request and as reasonably agreed to by the Company. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Shares of: (a) the Memorandum; and (b) any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”). Authorized Sales Materials shall, to the extent required, be filed with and approved by the SEC and FINRA, provided that the Dealer Manager will make all FINRA filings and obtain all FINRA approvals, to the extent required. Any and all Authorized Sales Materials, when used in connection with the Memorandum, will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.2    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the exemption from the registration requirements of the Securities Act pursuant to Rule 506(b) under the Securities Act, and for exemption under securities laws of such jurisdictions as the Company and Dealer Manager shall mutually agree upon and will file and make in each year such statements and reports as may be reasonably required for that purpose. The Company will, as the Dealer Manager may reasonably request, furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.
2.3    If at any time when a Memorandum is required to be delivered under the Securities Act any event occurs as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend or supplement the Memorandum or any other prospectus then in effect in order that it will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amended or supplemental Memorandum which will correct such statement or omission.
2.4    The Company has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”) and will direct the investment of the proceeds of the Offering of the Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

    2.5    The Company acknowledges and agrees that the Dealer Manager will not be responsible for (a) all costs and expenses related to the preparation of the Memorandum and any amendments or supplements thereto, printing of the Memorandum and furnishing of copies of each thereof to the Dealer Manager and to Dealers (including costs of mailing and shipment), (b) all costs and expenses related to the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares, (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors, (d) the determination of the Shares’ eligibility for sale or an exemption under state law and the printing and furnishing of copies of blue sky surveys if any, (e) the filing fees in connection with filing for review by FINRA, if required, of all necessary documents and information relating to the Offering and the Shares, (f) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Memorandum, (g) costs and expenses incident to the travel and accommodation of the Dealer Manager acting on behalf of the Company in making road show presentations, presentations to Dealers and other broker-dealers and financial advisors with respect to the offering of the Shares, and other accountable out-of-pocket expenses including those set forth in the Plan of Distribution section of the Memorandum as long as such costs and expenses are reasonable and documented and mutually agreed to by the Dealer Manager and the Company in advance of incurring such costs and expenses, and (h) the performance of the Company’s other obligations hereunder.

3.    Obligations and Compensation of the Dealer Manager
3.1    The Company hereby appoints the Dealer Manager as its exclusive agent and distributor for the purpose of selling for cash, Shares as described in the Memorandum, directly or through Dealers who have entered or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A all of whom shall be members of and in good standing with FINRA, or registered investment advisers (“SIAs”) who are paid no commission and who have entered into or will enter into a Selected Investment Advisor Agreement with respect to the Offering in the form attached to this Agreement as Exhibit B, or as otherwise described in the Memorandum. The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Memorandum. The Dealer Manager shall (i) use commercially reasonable efforts to establish a selling group of Dealers for the Offering by the Company with whom it has or will enter into Selected Dealer Agreements prior to any distribution of the Offering by the Dealers; (ii) manage and employ its personnel (including a national accounts team, a national sales management team, external and internal wholesalers, all of which would be FINRA licensed personnel); (iii) coordinate with the Dealers on behalf of the Company; and (iv) manage the day-to-day sales efforts in connection with the Offering at the direction of the Company. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell or cause to be sold through the Dealers, the Shares in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, and the Memorandum. The Dealer Manager shall promptly provide the Company with a copy of each Selected Dealer Agreement and any other agreement between the Dealer Manager and Dealer in connection with the Offering, each upon the execution thereof. The Dealer Manager shall promptly notify the Company if the Dealer Manager requests a Dealer to suspend or terminate its, or if a Dealer suspends or terminates its, offer and sale of Shares or if any Selected Dealer Agreement or any other agreement between the Dealer Manager and a Dealer in connection with the Offering is terminated, amended, succeeded to or assigned. The Dealer Manager represents to the Company that (a) it is (and will continue to be through the term of this Agreement) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is registered as a broker-dealer under and is in full compliance with all applicable requirements under the Exchange Act and any applicable state securities laws, rules, or regulations, and is registered as a broker-dealer in all of the jurisdictions in which it solicits offers to purchase the Shares; (b) it will not take any action in conflict with, or omit to take any action the omission of which would cause it to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, the 1940 Act, or applicable state securities or blue sky laws; (c) it and its employees and representatives have all required licenses and registrations to act under this Agreement, including all individual FINRA registrations and qualification licenses; and (d) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules, the Bank Secrecy Act (“BSA”), amendments to the BSA pursuant to the USA PATRIOT Act of 2001 (as amended the “USA PATRIOT Act”), rules and regulations adopted by the U.S. Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”), the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, or will require that its Dealers establish and implement such programs, reasonably expected to comply with all applicable anti-money laundering laws, rules, and regulations, and detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

3.2 The Dealer Manager agrees that it will not give any information or make any representations other than those contained in the Memorandum and in any investor sales literature furnished to the Dealer Manager by the Company for use in making prospective investor solicitations and it will not engage in any general solicitation of purchasers for the Shares within the meaning of the Securities Act.
3.3    (a)    Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Memorandum or this Section 3.3, the Company agrees to pay the Dealer Manager selling commissions in the amount of up to 2.85% of the selling price of each Share for which a sale is completed from the Shares offered in the Offering.  The Company will not pay selling commissions for shares issued through the Company’s DRIP (“DRIP Shares”) or any Shares sold or issued prior to or outside of this Offering.  Dealer Manager may reallow, if applicable, all the selling commissions, subject to federal and state securities laws and any applicable FINRA rules applicable to the reallowance of underwriting compensation in a Rule 506(b) offering, to the Dealer who sold Shares, as described more fully in the Selected Dealer Agreement. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement. The Company will not be liable or responsible to any

Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers on behalf of the Dealer Manager without incurring any liability therefor.
(b)    Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Memorandum or this Section 3.3, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager a dealer manager fee in the amount of 1.15% of the selling price of each Share (the “Dealer Manager Fee”) for which a sale is completed from such Shares offered in the Offering. The Dealer Manager may retain or re-allow all or a portion of the Dealer Manager Fee, subject to federal and state securities laws and any applicable FINRA rules applicable to the reallowance of underwriting compensation in a Rule 506(b) offering, to a Dealer who sold Shares, as described more fully in the Selected Dealer Agreement.   No Dealer Manager Fee will be paid in connection with DRIP Shares or any Shares sold or issued prior to or outside of this Offering.

(c)    Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until subscriptions for the purchase of Shares have been accepted by the Company and the gross proceeds of the Shares sold are received by the Company. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to the Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor. The Company will not pay selling commissions or a dealer manager fee for shares issued under the DRIP as set forth in the “Plan of Distribution” Section of the Memorandum.

(d)    To the extent required by a Selected Dealer Agreement, the Company shall cause the Adviser to pay, from the Adviser’s own revenue and not from the Company’s funds, such Dealer additional compensation (the “Additional Compensation”) of up to 3.15% of the selling price of each Share.
3.4    The Dealer Manager represents and warrants to the Company, each owner, director, officer and employee of the Company and each person that signs the subscription documents that the information under the caption “Plan of Distribution” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
3.5    The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Memorandum (as it may be supplemented or amended from time-to-time) and Authorized Sales Materials.
3.6    The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed and authorized to do so. In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added. No Shares shall be offered or sold for the account of the Company in any other jurisdiction.
3.7    The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Georgia.
3.8    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement, except such as may be required under the Securities Act, or applicable state securities laws.

3.9    There are no actions, suits or proceedings pending, or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Dealer Manager or the ability of the Dealer Manager to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Memorandum.
3.10    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors.
3.11    The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
3.12    The Dealer Manager shall provide the Company, within one day after the end of each week and within two days after the end of each month, each fiscal quarter and each fiscal year, as applicable, with reports, in form and substance satisfactory to the Company.
3.14    The Dealer Manager, including any of its directors, executive officers, other officers participating in the offering of the Shares in the Company, any promoter connected with the Dealer Manager in any capacity at the time of the sale of the Shares, and any person receiving compensation, directly or indirectly, for the solicitation of purchases in the Offering are not subject to any disqualification or disclosure event described in Rule 506(d) under the Securities Act.
4.    Indemnification
4.1    The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their respective officers, directors, employees, members, partners, affiliates, agents and representatives and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their respective officers and directors, or such controlling person may become subject, under the Securities Act, Securities Act Rules and Regulations, the Exchange Act and Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a material representation or warranty contained in this Agreement by the Company or any material breach of or failure to comply with any of the material provisions of this Agreement made by or to be performed by the Company during the term of this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment thereto, (ii) any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), (c) the omission or alleged omission to state a material fact (i) in the Memorandum or any amendment thereto, (ii) any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement to the Memorandum or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (e) the acts or omissions of any wholesaler marketer employed by the Company or its affiliates (who may be licensed as a representative of a broker-dealer that is not the Dealer Manager) engaged in the marketing and solicitation, directly or indirectly, for the sale of Shares when the Dealer Manager enters into a contract with a Dealer or SIA and will not receive a dealer manager fee in connection with such sales. The Company will reimburse each Dealer or Dealer Manager, its respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its respective officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Memorandum or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.
4.2    The Dealer Manager will indemnify and hold harmless the Company and its officers, directors (including any person named in the Memorandum with his consent to become a director), employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a material representation or warranty contained in this Agreement by the Dealer Manager or any material breach of or failure to comply with any of the material provisions of this Agreement made by or to be performed by the Dealer Manager during the term of this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment thereof, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, (c) the omission or alleged omission to state in the Memorandum or any amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement in the Memorandum, or in any amendment or supplement to the Memorandum or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Memorandum or any such amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Memorandum or any such amendment thereof or supplement thereto, or (e) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or use of “For Broker-Dealer Use Only” materials with members of the public in the offer and sale of the Shares or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act and the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
4.3    Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers, directors (including any persons named in any of the Memorandum with his consent to become a director), employees, members, partners, affiliates, agents and representatives and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment thereof, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, (b) the omission or alleged omission to state in the Memorandum or any amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, (c)

any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or in any amendment or supplement to the Memorandum or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Memorandum or any such amendments thereof or any such Blue Sky Application or any such Memorandum or any such amendment thereof or supplement thereto, (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section IX of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.
4.4    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, promptly notify in writing the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable and documented third-party legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities arising out of, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, such consent not be unreasonably withheld or delayed.
4.5    Unless the indemnifying party has assumed the defense, the indemnifying party shall pay all reasonable and documented third-party legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 4; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable and documented third-party expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
4.6    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

4.7    No party shall be entitled to indemnification under this Section 4 if such indemnification of such party would violate Section 17(i) of the 1940 Act.
5.    Survival of Provisions
The respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealers set forth in this Agreement shall remain operative and in full force and effect until the termination or expiration date of this Agreement regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares. Effective as of the termination of this Agreement or its expiration date, this Agreement will become void and there will be no further obligation hereunder of any party to any other party hereto, except that the obligations under Sections 4, 5, 6, 8, 14, 15, 16, 17 and 18 of this Agreement shall survive.
6.    Applicable Law; Jurisdiction; Venue; Waiver of Jury Trial
This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of New York. Venue for any action brought hereunder shall lie exclusively in New York County, New York. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
7.    Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
8.    Successors, Amendment and Waiver
8.1    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of and be binding upon the Dealers to the extent set forth in Sections 1 and 4 hereof.
8.2    This Agreement may not be modified or amended except by a formal written instrument (and not by an email or series of emails) signed in blue ink by M. Grier Eliasek as Chief Executive Officer of the Company or his successor and by the Dealer Manager. No term or provision of this Agreement may be waived except by a formal written instrument signed (and not by an email or series of emails) by the party against whom such waiver is sought; provided, that in the case of the Company, such waiver must be signed in blue ink by M. Grier Eliasek as Chief Executive Officer of the Company or his successor.
9.    Term
9.1    This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the material representations, warranties, covenants or agreements of such party contained herein shall not have been true and correct in all material respects or materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.
9.2    In any case, this Agreement shall expire at the close of business on the termination date of the Offering. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate account as designated by the Company; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.
10.    Confirmation
The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of the Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. To the extent practicable and permitted by law, all such confirmations may be provided electronically.
11.    Suitability of Investors
The Dealer Manager will offer Shares, and in its agreements with Dealers and SIAs will require that the Dealers offer Shares or the SIAs provide advice about Shares, as applicable, only to persons with whom it has a “pre-existing substantive relationship,” as such term is defined by the SEC, and who, based on such relationship, it believes meet the financial qualifications set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company, and it will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers or SIAs, the Dealer Manager will require that the Dealers or SIAs, as applicable, comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including but not limited to the prohibition of public solicitation under Regulation D and that the registration statement of an offering of securities that has been registered by the Company under the Securities Act shall not be discussed by the Dealer Manager or any Dealer or SIA or otherwise used to solicit investors in the Company’s Offering under Regulation D that is subject to this Agreement. If any Shares are recommended by SIAs who are not affiliated with a Dealer or by banks acting as trustees or fiduciaries, then, in making the determinations as to suitability, the Dealer Manager may rely on representations from such investment advisers and banks if the Dealer Manager is acting as the broker of record in connection with such sales. In offering Shares, the Dealer Manager will, and in its agreements with the Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable federal and state rules and regulations relating to suitability of investors, including FINRA’s suitability requirements, the SEC’s Regulation Best Interest, the Department of Labor’s prohibited transaction exemptions, and any applicable state standards of conduct. The Dealer Manager shall maintain, or in Selected Dealer Agreements or Selected Investment Advisory Agreements with the Dealers or SIAs, as applicable, shall require the Dealers and SIAs to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions). The Dealer Manager, Dealers, and SAIs agree to allow the Company to inspect upon reasonable notice the records of information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares upon reasonably written notice.
12.    Submission of Orders
12.1    Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to this instruction shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or any Dealer which conform to this instruction shall be transmitted by overnight mail to the Company for deposit along with a completed application, using the form provided by the Company, provided the transaction has already completed the internal supervisory review of the broker-dealer of record. Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the location at which the subscription and check for the purchase of Shares were initially received by Dealer from the subscriber, Dealer shall transmit the subscription and check for the purchase of Shares by the end of the next business day following receipt of the check and subscription to the Company for deposit directly with the Company, provided the internal supervisory review has been completed. Where, pursuant to Dealer’s internal supervisory procedures, Dealer’s final internal supervisory review is conducted at a different location (the “Final Review Office”), Dealer shall transmit the subscription and check for the purchase of Shares to the Final

Review Office by the end of the next business day following Dealer’s receipt of the subscription and check for the purchase of Shares. The Final Review Office will, by the end of the next business day following its receipt of the subscription and check for the purchase of Shares, forward both the subscription and check for the purchase of Shares to the Company for deposit directly with the Company. The Dealer Manager may authorize certain Dealers which are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” Checks of rejected subscribers will be promptly returned to such subscribers.
12.2    If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company. Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company.
13.    Due Diligence

    The Company will authorize a collection of available information, as reasonably agreed to by the Company, regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Dealers (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event the Dealer Manager or a Dealer (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with such Dealer to accommodate such request; provided, however, any additionally provided information will be subject to the terms of a confidentiality agreement executed by the Dealer Manager and the Dealer.
14.    Notices
14.1    Subject to Section 14.3 below, all notices and other communications provided for herein shall be in writing and shall be delivered by two of the following methods: by hand, by overnight courier service, by certified or registered mail, by telefacsimile or by email (in portable document format (“pdf”)) as follows:

If to the Company:	Prospect Floating Rate and Alternative Income Fund, Inc.
10 E. 40th Street, 42nd Floor
New York, New York 10016
Facsimile: (212) 448-9652
Attention:
M. Grier Eliasek
John Burges
Alex Kern
Email:
prtl@prospectstreet.com
pl@prospectstreet.com

If to the Dealer Manager:	Preferred Capital Securities, LLC
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327
Facsimile: (678) 705-8710
Attention: Attention: Orit Small
Email: osmall@prefcapitalsecurities.com

14.2    Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with Section 14.1.

14.3    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third business day after the date deposited in the U.S. mail with postage prepaid and properly addressed, (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number and (iv) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement), provided, that no notice or communication shall be effective until twenty-four (24) hours following the time such notice is deemed to be given pursuant to clauses (i) through (iv) above, as applicable, provided, further, that if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a business day for such recipient, such notice or other communication shall be deemed given on the next succeeding business day for such recipient.

15.     Severability

All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
16.     No Waiver
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
17.    Assignment
This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
18.     Entire Agreement
This Agreement and the exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

Very truly yours,

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

By:         /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Executive Officer and President
Accepted and agreed as of
the date first above written.

PREFERRED CAPITAL SECURITIES, LLC

By:     /s/ Jeff Smith
Name: Jeff Smith
Title: Chief Executive Officer

EXHIBIT A
PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:
Preferred Capital Securities, LLC, as dealer manager (“Dealer Manager”) for Prospect Floating Rate and Alternative Income Fund, Inc. (formerly known as Prospect Flexible Income Fund, Inc.) (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock of the Company (“Shares”) subject to the following terms:
I.    Dealer Manager Agreement
The Dealer Manager has entered into an agreement with the Company called the Dealer Manager Agreement dated June 16, 2022 (the “Dealer Manager Agreement”). The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “1940 Act”), and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC. The terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and capitalized terms not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement. By your acceptance of this Selected Dealer Agreement (the “Agreement” or this “Agreement”), you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Memorandum. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Memorandum and such other printed information furnished to the Dealer by the Dealer Manager or the Company to supplement the Memorandum (“supplemental information”).
II.    Submission of Orders
Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” Any Dealer receiving a check not conforming to this instruction shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to this instruction shall be transmitted by overnight mail to the Company for deposit along with a completed application, using the form provided by the Company. The Dealer Manager may authorize the Dealer if the Dealer is a “$250,000 broker-dealer” to instruct its customers to make its checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscriber’s checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” Checks of rejected subscribers will be promptly returned to such subscribers. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the location at which the subscription and checks for purchase of Shares are initially received by Dealer from subscribers, Dealer shall transmit the subscription and check for the purchase of Shares will be transmitted by the end of the next business day following receipt by the Dealer of the check and subscription to the Company for deposit directly with the Company.
Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), Dealer shall transmit the subscription and checks for the purchase of Shares and subscription to the Final Review Office by the end of the next business day following Dealer’s receipt of the subscription and check for the purchase of Shares. The Final Review Office will, by the end of the next business day following its receipt of the subscription and check for the purchase of Shares, forward both the subscription and check for the purchase of Shares to the Company for deposit directly with the Company.
If requested by the Company or the Dealer Manager, the Dealer shall obtain from subscribers for the Shares other documentation reasonably deemed by the Company or the Dealer Manager to be required under applicable law or as may be necessary to reflect the policies of the Company or the Dealer Manager. Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company or the Dealer Manager.
III.    Pricing
Subject to discounts described in or as otherwise provided in the “Plan of Distribution” section of the Memorandum, Shares are to be issued and sold in the Offering on the terms and conditions set forth in the Company’s confidential private placement memorandum, as the same may be amended or supplemented. All Shares are subject to discounts and other price adjustments as described in the Memorandum. Except as otherwise indicated in the Memorandum or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase by any one person is $25,000 of Shares. Except as otherwise indicated in the Memorandum, additional investments may be made in cash in minimal increments of at least $1000 in Shares. The Shares are nonassessable. The Dealer hereby agrees to place any order for the full purchase price.
IV.    Representations and Warranties of Dealer
Dealer represents and warrants to the Company and the Dealer Manager and agrees that:
(a)    Dealer will undertake all reasonable investigation, review, and inquiry to ensure, to the best of its reasonable knowledge and belief, that the investment is suitable for such potential investor upon the basis of the information known to Dealer or disclosed by such potential investor as to his other security holdings and as to his financial situation and needs. Dealer shall keep written records supporting this representation and warranty and such records shall be made available to the Company or Dealer Manager promptly upon request.
(b)    Dealer shall deliver to each prospective investor, prior to any submission by such prospective investor of a written offer to buy any Shares, a copy of the Memorandum. In this regard, Dealer agrees and covenants that it will not distribute a Memorandum or and any other materials specifically designated for distribution to prospective investors that are supplied to Dealer to any offeree with whom it does not have a pre-existing substantive relationship as defined from time to time by the SEC. As of the date of this Agreement, the Dealer agrees that the term “pre-existing substantive relationship” with a potential offeree means the following:
(a)    the Dealer’s relationship with the offeree was established before the beginning of the offering of the Shares pursuant to the Memorandum; and
(b)    the Dealer has sufficient information concerning the offeree to determine the offeree’s current sophistication and financial circumstances, including that the offeree (or the offeree and its purchaser representative) has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the
Shares.
(c)    Dealer will not deliver to any offeree any written documents pertaining to the Company or the Shares, other than the Memorandum, and any other materials specifically designated for distribution to prospective investors that are supplied to Dealer by the Company or its affiliates. Without intending to limit the generality of the foregoing, Dealer shall not deliver to any prospective investor any material pertaining to the Company or any of its affiliates that has been furnished as “broker/dealer information only.”
(d)    Dealer will make reasonable inquiry to determine whether a prospective investor is acquiring Shares for his own account or on behalf of other persons and not for the purpose of resale or other distribution thereof.
(e)    Dealer will not give any information or make any representation or warranty in connection with the Offering, the Company or the Shares other than those contained in the Memorandum and any Authorized Sales Materials.
(f)    Dealer will abide by, and will take reasonable precautions to ensure compliance by prospective investors from whom Dealer has solicited an offer to purchase with, all provisions contained in the Memorandum regulating the terms and manner of the Offering.
(g)    In its solicitation of offers for the Shares, Dealer will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, as well as the published rules and regulations thereunder, and the rules and regulations of all state securities authorities, as applicable, to the best of its knowledge, after due inquiry and investigation and to the extent within its direct control.
(h)    Dealer is (and will continue to be) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is in full compliance with all applicable requirements under the Exchange Act, and is registered as a broker-dealer in all of the jurisdictions in which Dealer solicits offers to purchase the Shares.
(i)    Dealer will not take any action in conflict with, or omit to take any action the omission of which would cause Dealer to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, the 1940 Act, or applicable state securities or blue sky laws.
(j)    Dealer will use reasonable efforts to ensure that all investors who are acquiring Shares have and will satisfy all conditions described in the Memorandum and the Subscription Agreement.
(k)    Each of the representations and warranties made by each prospective investor to the Company under the Subscription Agreement is, to the Dealer’s best knowledge, information, and belief, after due inquiry, true and correct as of the date thereof and as of the date of purchase of the Shares by such investor.

(l) Dealer represents, warrants, and covenants the following:

(i)Neither Dealer, nor any of its directors, executive officers, general partners, managing members, other officers participating in the Offering, or beneficial owners of any of its securities (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D (a “Disqualifying Event”), except for a Disqualifying Event: (A) contemplated by Rule 506(d)(2) and/or Rule 506(e) of Regulation D and (B) a reasonably detailed description of which has been furnished to the Dealer in writing (each, an “Excluded Disqualifying Event”).
(ii)Dealer represents that none of its registered representatives participating or who will participate in the Offering, or any other person who will receive compensation, directly or indirectly, for the solicitation of Investors in Interests by, through or on behalf of Dealer (each, a “Dealer Compensated Solicitor” and together, “Dealer Compensated Solicitors”), is subject to any Disqualifying Event, except for an Excluded Disqualifying Event.
(iii)Dealer shall immediately inform the Dealer Manager and the Company if any Dealer Covered Person or Dealer Compensated Solicitor becomes subject to a Disqualifying Event or an Excluded Disqualifying Event.
(iv)Dealer agrees that it shall not pay any compensation, directly or indirectly, whether through the payment or reallowance of Commissions, Allowances, or otherwise, to any

Dealer Compensated Solicitor who is subject to any Disqualifying Event. Dealer has amended all contracts or agreements between Dealer on the one hand, and any Dealer Compensated Solicitor on the other, as necessary to comply with this Section.
(v)Dealer shall represent it is not subject to a Disqualifying Event or an Excluded Disqualifying Event in each Investor’s Subscription Agreement.

(m)    The Dealer shall promptly notify the Dealer Manager in writing of any reduction in the number of its selling personnel; provided that the failure to provide any such notice promptly shall not of itself constitute a default hereunder.
V.    Dealers’ Commissions
(a)    Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Memorandum or this Section V, the Dealer Manager agrees to pay the Dealer selling commissions in the amount of up to 2.85% of the selling price of each Share for which a sale is completed in the Offering. Dealer Manager will not pay selling commissions for shares issued through the Company’s distribution reinvestment plan (“DRIP Shares”) or any Shares sold or issued prior to or outside of this Offering. Dealer Manager will reallow all the selling commissions, subject to federal and state securities laws and FINRA compensation rules, to the Dealer who sold Shares, as described more fully in this Agreement. In no event shall the Dealer be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability therefor.

(b)    Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Memorandum or this Section V, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager a dealer manager fee in the amount of 1.15% of the selling price of each Share (the “Dealer Manager Fee”) for which a sale is completed from such Shares in the Offering. The Dealer Manager may retain or re-allow all or a portion of the Dealer Manager Fee, subject to federal and state securities laws and FINRA’s compensation rules, to a Dealer who sold the Shares, as described more fully in this Agreement.   No Dealer Manager Fee will be paid in connection with DRIP Shares or any Shares sold or issued prior to or outside of this Offering.

(c)    Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer under this Section V unless and until subscriptions for the purchase of Shares have been accepted by the Company and the gross proceeds of the Shares sold are received by the Company. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to the Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor. The Company will not pay selling commissions or a dealer manager fee for shares issued under the DRIP as set forth in the “Plan of Distribution” section of the Memorandum. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.

(d)    To the extent applicable, the Dealer Manager shall cause the Adviser to pay, from the Adviser’s own revenue and not from the Company’s funds, such Dealer additional compensation (the “Additional Compensation”) of up to 3.15% of the selling price of each Share.

The parties hereby agree that the foregoing commission and dealer manager fee reallowance as set forth in the “Plan of Distribution” section of the Memorandum is not and will not be in excess of the usual and customary distributors’ or sellers’ arrangements received in the sale of securities similar to the Shares, that the Dealer’s interest in the offering is limited to such commission and, as applicable, reallowed dealer manager fee, from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission or, if applicable, reallowed dealer manager fee, to the Dealer.
VI.    Applicability of Indemnification Clauses
    Each of the Dealer and Dealer Manager hereby acknowledges and agrees that it will be subject to the obligations set forth in, and entitled to the benefits of all the provisions of, the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Section 4 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Agreement and the Dealer Manager Agreement.
VII.    Payment
Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. The Dealer acknowledges and agrees that selling commissions and, to the extent applicable, dealer manager fee reallowances or other payments to the Dealer will be made solely via Automated Clearing House (ACH) transfer to the account listed on the signature page to this Agreement.
VIII.    Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and signature page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, a certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to Dealer.
IX.    Memorandum and Supplemental Information; Teleconferences and Seminars
The Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Memorandum and supplemental information. The Dealer Manager will supply the Dealer with reasonable quantities of the Memorandum, any supplements thereto and any amended Memorandum, as well as any supplemental information, for delivery to investors, and the Dealer will deliver a copy of the Memorandum and all supplements thereto and any amended Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer Manager may rely upon the Dealer to only request reasonable quantities of such materials. The Dealer will only request reasonable quantities of such materials, will be responsible for correctly placing orders of such materials, and will reimburse the Dealer Manager for any costs incurred in connection with unreasonable or mistaken orders of such materials. The Dealer agrees that it will not send or give any supplemental information to that investor unless it has previously sent or given a Memorandum and all supplements thereto and any amended Memorandum to that investor or has simultaneously sent or given a Memorandum and all supplements thereto and any amended Memorandum with such supplemental information to that investor. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Memorandum to each person to whom it has furnished a copy of any previous preliminary Memorandum, and further agrees that it will itself mail or otherwise deliver all preliminary and final Memorandums required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Memorandum in connection with transactions in the Shares for a period of 90 days from the date of the Offering or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that the Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case the Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.
The Dealer is not authorized or permitted to, and agrees that it shall not, access any information made available on the Dealer Manager’s website or otherwise made available, attend any teleconferences or seminars, or participate in any other manner in any informational or promotional events or activities relating to any offering for which the Dealer Manager acts as dealer manager, except for the Offering and any other offering for which the Dealer has entered into a selling agreement with the Dealer Manager that remains in full force and effect.
X.    License and Association Membership
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered broker-dealer under the Exchange Act, is duly licensed as a broker-dealer and authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and is a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately in writing and this Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer hereby agrees to abide by all applicable FINRA rules.
Dealer Manager represents and warrants that it is currently, and at all times while performing its functions under this Agreement will be, a properly registered broker-dealer under the Exchange Act and under state securities laws to the extent necessary to perform the duties described in this Agreement, and that it is a member in good standing of FINRA. The Dealer Manager agrees to notify Dealer immediately in writing if it ceases to be a member in good standing with FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. The Dealer Manager hereby agrees to abide by all applicable NASD Conduct Rules under FINRA and other applicable FINRA rules.
XI.    Anti-Money Laundering Compliance Programs
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA rules, the Bank Secrecy Act (“BSA”), amendments to the BSA pursuant to the USA PATRIOT Act of 2001 (as amended the “USA PATRIOT Act”), rules and regulations adopted by the U.S. Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”), SEC Rules and Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. In addition, the Dealer represents that it has established and implemented a program (“OFAC Program”) for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) and will continue to maintain its OFAC Program during the term of this Agreement. Dealer hereby agrees to furnish, upon request, a copy of its AML Program and OFAC Program to the Dealer Manager for review and to promptly notify the Dealer Manager of any material changes to its AML Program and/or OFAC Program. The Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under

Section 326 of the USA PATRIOT Act and any applicable customer due diligence requirements for legal entity customers.
XII.    Limitation of Offer
The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscriptions) only to persons who meet the financial qualifications set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer will comply with the provisions of the applicable FINRA rules, as well as all other applicable rules and regulations relating to suitability of investors, including the SEC’s Regulation Best Interest and any state securities standards of conduct if applicable.
Dealer further represents, warrants and covenants that no Dealer, or person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Memorandum; (2) the laws of the jurisdiction of which such investor is a resident; or (3) NASD Conduct Rules set forth in the FINRA Manual and other applicable FINRA rules. Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, each Dealer, or person associated with Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Dealer, or person associated with Dealer, that: (A) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Memorandum, including the tax benefits to the extent they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of such investment; (C) the investor has an apparent understanding of the fundamental risks of an investment in Shares, the lack of liquidity of the Shares, the background and qualifications of the adviser to the Company and their affiliates, and the tax consequences of an investment in the Shares; and (D) an investment in Shares is otherwise suitable for such investor. Dealer further represents, warrants and covenants that Dealer, or a person associated with Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Dealer agrees to retain such documents and records in Dealer's records for a period of six years from the date of the applicable sale of Shares and to make such documents and records available to (i) the Dealer Manager and the Company upon request and (ii) to representatives of the SEC, FINRA and applicable state securities administrators upon Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency or organization. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer's customer and his or her signature on a Subscription Agreement.
XIII.    Compliance with Record Keeping Requirements
Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Company.
XIV.    Termination; Survival
This Agreement shall become effective upon the execution hereof by Dealer and receipt of such executed Agreement by the Dealer Manager.
The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. Prior to any termination of this Agreement by the Dealer, the Dealer shall in good faith attempt to negotiate an acceptable amendment to this Agreement to govern the relationship going forward.
This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placing an order for sale of Shares after he has received such notice.
The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, VIII, XI and XII through XV of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.
Dealer acknowledges and understands that subsequent to any termination of this Agreement, Dealer’s customers that are Company stockholders and their financial advisors will continue to receive periodic communications from the Company or the Dealer Manager related to the Customer’s investment in the Company and their shares in the Company.
XV.    Privacy Laws
The Dealer Manager and the Dealer (each referred to individually in this section as “party”) agree as follows:
(a)    Each party agrees to abide by and comply in all respects with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”), and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;
(b)    Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except to service providers (when necessary and as permitted under the GLB Act) or as otherwise required by applicable law;
(c)    Except as expressly permitted under the FCRA, each party shall not disclose any information that would be considered a “consumer report” under the FCRA; and
(d)    The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
XVI.    Notice
Any notice in this Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Dealer Manager:        Preferred Capital Securities, LLC
            3284 Northside Parkway NW, Suite 150
                Atlanta, GA 30327
            Facsimile: (678) 705-8710
            Attention: Brian Cho
Email: bcho@prefcapitalsecurities.com

To Dealer:            Address Specified By Dealer on Dealer Signature Page
XVII.    Attorneys’ Fees, Applicable Law, Jurisdiction and Venue; Waiver of Jury Trial
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of New York. Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York County, New York. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
XIX.    Due Diligence

    Pursuant to the Dealer Manager Agreement, the Company will authorize a collection of available information, as determined by the Company, regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Dealer (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Dealer (or its agent performing due diligence) reasonably requests access to additional and readily available information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with the Dealer to accommodate such request; provided, however, that the Due Diligence Information, together with any additionally provided information, will be subject to the terms of a separate confidentiality agreement.
XX.    Electronic Delivery of Information; Electronic Processing of Subscriptions
Pursuant to the Dealer Manager Agreement, the Company has agreed and assumed the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company. In addition, the Company, the Dealer Manager and/or third parties engaged by the Company or the Dealer Manager may, from time to time, provide to the Dealer copies of stockholder letters, annual reports and other communications provided to Company stockholders. The Dealer agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Dealer Manager, the Dealer and/or their agents or customers shall be provided electronically. To the extent that the Dealer desires physical copies of such materials to be provided, it may request physical copies to be provided from the Company, the Dealer Manager and/or such third parties; provided, however, that the Company, the Dealer Manager and such third parties shall determine the processes and service providers needed to produce such copies and the Dealer shall be required to pay the resulting costs and expenses of the production of such copies. Such costs and expenses may be deducted from selling commissions, reallowances or other payments to the Dealer pursuant to this Agreement.
With respect to Shares held through custodial accounts, the Dealer agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Dealer Manager and/or their agents to Company stockholders may be provided solely to the custodian that is the registered owner of the Shares, rather than to the beneficial owners of the Shares. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Shares.
The Dealer agrees and acknowledges that the Dealer Manager may use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. The Dealer agrees to cooperate with the processing of subscriptions through such an electronic platform.
XXI.     Severability
All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
XXII.     No Waiver
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
XXIII.     Assignment
This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
XXIV.     Authorization
Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual who has signed this Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

PREFERRED CAPITAL SECURITIES, LLC

By:     /s/ Jeff Smith

The Dealer has read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. The Dealer hereby represents that the list below of jurisdictions in which it is registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and the Dealer agrees to advise the Dealer Manager of any change in such list during the term of this Agreement.
1. Identity of Dealer:
Name:
Type of entity:
(corporation, partnership, proprietorship, etc.)
Organized in the State of:
Licensed as broker-dealer in the following States:

Tax I.D. #:
2. Person to receive notice pursuant to Section XVI:
Name:
Company:
Address:
City, State and Zip Code:
Telephone No.:
Facsimile No.:
3. Account to which payments to Dealer will be made via Automated Clearing House (ACH) transfer:
Name of Financial Institution:
Name of Account Holder:
Routing Number:
Account Number:
AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)
By:         /s/ Jeff Smith
Signature
Name:         Jeff Smith
Title:         CEO

EXHIBIT B
SELECTED INVESTMENT ADVISOR AGREEMENT
PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

THIS SELECTED INVESTMENT ADVISOR AGREEMENT is made and entered into as of the date indicated on Exhibit A attached hereto (this “Agreement”), among Preferred Capital Securities, LLC, a Georgia limited liability company (the “Dealer Manager”), Prospect Floating Rate and Alternative Income Fund, Inc., a Maryland corporation (the “Company”), and the selected investment advisor identified in Exhibit A hereto (the “SIA”).

WHEREAS, the Dealer Manager is acting as the dealer manager for an unregistered offering of shares of its common stock, $0.001 par value per share (the “Shares”). In addition, the parties hereto generally intend that participants in the Company’s distribution reinvestment plan, as amended or supplemented, (the “DRIP”) during this offering will receive a number of Shares as determined by the DRIP, and no commissions or fees will be assessed in connection therewith;

WHEREAS, the SIA (i) is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state designated in Exhibit A hereto, (ii) is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and (iii) has made such regulatory filings and obtained such regulatory approvals in each state in which the SIA is required to make such filings or obtain such approvals;

WHEREAS, the offer of the Shares shall be made pursuant to the terms and conditions of (i) the Memorandum, and (ii) all applicable federal securities laws and the applicable securities laws of all states in which the Shares are offered and sold; and
WHEREAS, the SIA is willing and desires to provide its clients with information and advice concerning the Shares and the procedures for subscribing for the Shares upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the premises and upon the terms and subject to the conditions hereof, it is agreed among the Dealer Manager, the SIA and the Company as follows.

1.Purchase of Shares.

(a)The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Shares by its clients, it will comply with all the terms and conditions of the Memorandum, all applicable state and federal laws, including the Securities Act, the Investment Advisers Act, any and all regulations and rules pertaining thereto, and also that it is not required to register as a broker-dealer under the Securities Exchange Act of 1934, as amended, or become a member firm of FINRA. Neither the SIA nor any other person shall have any authority to give any information or make any representations or warranties in connection with the Shares other than the information contained in the Memorandum.

(b)Clients of the SIA may purchase the Shares according to all the terms and conditions as are contained in the Memorandum, including that the client buys the minimum number of Shares required by the Memorandum. The SIA shall comply with all requirements set forth in the Memorandum and shall use and distribute, in connection with the information and advice it provides related to Shares, only the Memorandum and such sales literature supplied to the SIA by the Dealer Manager with the Memorandum. Each of the Company and the Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Memorandum and applicable laws, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)Clients of the SIA shall complete the subscription agreement which accompanies the Memorandum in connection with their purchase of the Shares. On behalf of and pursuant to direction from their Client, the SIA will promptly send the completed subscription agreement, including any payment associated with the subscription, pursuant to the terms set forth in the Memorandum. If any
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subscription agreement is rejected, the subscription agreement and funds for the purchase of the Shares will be returned to the rejected subscriber within ten (10) business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Payment for the purchase of Shares shall be made by wire transfer or checks payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” All funds for payment of Shares will be deposited (as defined in the Dealer Manager Agreement) within one business day after receipt of such funds and any accepted subscription agreement related thereto.

(d)The Shares may be purchased by clients of the SIA only where the may be legally offered only by such persons in such states in which the SIA has made such regulatory filings and obtained such regulatory approvals applicable to it.

(e)The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Shares.

(f)The SIA shall retain in its files all subscription agreements for a period of time not less than required in order to comply with applicable federal and other regulatory requirements.

(g)A sale of Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Shares from the Dealer Manager (together with payment of the full purchase price of Shares) on behalf of the buyer, or the SIA as the buyer’s adviser, who satisfies each of the terms and conditions of the Memorandum, and only after such subscription agreement has been accepted in writing by the Company.

(h)Clients of the SIA will not be charged any selling commissions in connection with their purchases of Shares. Clients of the SIA will purchase the Shares at a per share purchase price as set forth in the Memorandum.

(i)It is understood and agreed that in connection with any completed sale of Shares to clients of the SIA, the Company shall pay the Dealer Manager a fee as set forth in the Memorandum.

The SIA will make the determinations required to be made by it pursuant to subparagraphs (j) and (k) below based on information it has obtained from each prospective client in accordance with the Memorandum including, at a minimum, but not limited to the prospective client’s age, investment objectives investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance of the prospective client, as well as any other pertinent factors deemed by the SIA to be relevant.

(j)In addition to any other obligations of the SIA to determine suitability by state or federal law, the SIA covenants, warrants, and agrees that it will comply fully with the following provisions:

(i)The SIA shall provide information and advice with respect to the Shares in accordance with its fiduciary duty under the Investment Advisers Act, including the duty of care and duty of loyalty owed to its clients and in accordance with SEC Release No. IA-5248, and have a reasonable ground to believe that (A) each client of the SIA that purchases Shares is or will be in a financial position appropriate to enable such client to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each client of the SIA that purchases Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares, including potential loss of his entire investment, and (C) the Shares otherwise are or will be a suitable investment for each client of the SIA that purchases Shares, and the SIA shall maintain files disclosing the basis upon which the determination of suitability was made;

(ii)The SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Shares;
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(iii)In making the determination set forth in subparagraph (ii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;
(iv)The SIA shall inform each prospective nondiscretionary client of all pertinent facts relating to the liquidity and marketability of the Shares.

(k)The SIA shall retain in its files all subscription agreements for a period of time not less than required to comply with federal and other regulatory requirements and covenants, warrants, and agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Shares falls within the permitted class of investors.

(l)The SIA either (i) shall not purchase Shares for its own account or (ii) shall hold for investment any Shares purchased for its own account.

(m)The SIA acknowledges and agrees that the SIA’s clients purchasing the Shares are relying on recommendations and investment advice provided by the SIA through its representatives and not on any recommendation by Dealer Manager. In connection therewith, Dealer Manager explicitly disclaims any investment advice or recommendations to any clients/prospective investors of the SIA.
(n)The SIA and each of its principals, representatives, directors, executive officers, and any other officers participating in the offering of the Shares in the Company are not subject to any disqualification or disclosure event described in Rule 506(d) of Regulation D and the SIA agrees to promptly notify the Dealer Manager in the event any such disqualification or disclosure event occurs, is likely to occur, or comes to the SIA’s knowledge during the course of the offering.
(o)The SIA agrees to comply with any applicable requirements, laws, rules, or regulations of the Securities Act, the Investment Advisers Act, including the new marketing rule applicable to investment advisers in Rule 206(4)-1 under the Investment Advisers Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of FINRA and, in particular, SIA agrees that it will not:
(i)give any information or make any representations other than those contained in the Memorandum and in any supplemental sales literature furnished to SIA by the Dealer Manager for use in making such solicitations;
(ii)engage in any general solicitation of purchasers for the Shares within the meaning of Regulation D promulgated under the Securities Act;
(iii)discuss or otherwise use the registration statement for any securities that are registered by the Partnership or its affiliates under the Securities Act in connection with the solicitation of investors in the Company’s Offering under this Agreement; or
(iv)offer the Shares or deliver a Memorandum or investor sales literature in connection with the Company’s Offering to any prospective investor identified or contacted by the SIA through the use of a registration statement or through any other means of marketing an offering registered by the Partnership or its affiliates under the Securities Act (e.g., by using the General Partner’s website, or delivering sales literature, emails or letters to prospective investors concerning the public offering).
(p) The SIA undertakes and agrees that it will keep file memoranda indicating to whom each Memorandum, supplemental information and supplemental sales literature provided to it by the Company or the Dealer Manager was delivered to clients, and it will promptly provide such memoranda to the Dealer Manager and the Company upon written request.
2.Compensation to SIA.
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The Dealer Manager shall pay no fees, commissions or other compensation to the SIA.

3.Association of the Dealer Manager with Other Advisors and Dealers.

It is expressly understood between the Dealer Manager and the SIA that the Dealer Manager may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or with other investment advisors registered under the Investment Advisers Act. Such broker-dealers and investment advisors:

(p)may enter into agreements with the Dealer Manager on terms and conditions that may be identical or similar to, or materially different from, this Agreement; and

(q)shall receive such rates of commission or other fees as are agreed to between the Dealer Manager and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Memorandum.

4.Conditions of the SIA’s Obligations.

The SIA’s obligations hereunder are subject, during the term of this Agreement and the Offering, to the performance by the Dealer Manager of its obligations (including compliance by the Dealer Manager with its covenants and agreements set forth in Section 7).

5.Conditions to the Dealer Manager’s Obligations.

The obligations of the Dealer Manager hereunder are subject, during the term of this Agreement and the Offering, to the conditions that: as of the date of the Memorandum and thereafter during the term of this Agreement while any Shares remain unsold, the Memorandum shall remain in full force and effect authorizing the offer and sale of the Shares; no order restraining the offer or sale of the Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and the SIA shall have satisfactorily performed all its obligations hereunder (including Section 6).

6.Representations, Warranties, Covenants and Agreements of the SIA.

Except as otherwise stated, the representations and warranties made in this section are and shall be continuing representations and warranties. In the event that any of these representations or warranties becomes untrue or is incorrect, the SIA will immediately notify the Dealer Manager in writing of the fact which makes the representation or warranty untrue or incorrect. The SIA covenants, agrees, warrants and represents during the term of this Agreement, as follows:

(r)The SIA will undertake all reasonable investigation, review, and inquiry to ensure, to the best of its reasonable knowledge and belief, that the investment is suitable for such potential investor upon the basis of the information known to SIA or disclosed by such potential investor as to his other security holdings and as to his financial situation and needs. The SIA shall keep written records supporting this representation and warranty and such records shall be made available to the Company or Dealer Manager promptly upon request.

(s)The SIA agrees and covenants that it will not distribute a Memorandum or and any other materials specifically designated for distribution to clients that are supplied to SIA to any client that it does not have reason to believe is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(t)The SIA shall deliver to each client, prior to any submission by such client of a written offer to buy any Shares, a copy of the Memorandum. In this regard, the SIA agrees and covenants that it will not distribute a Memorandum or and any other materials specifically designated for distribution to clients that are supplied to SIA to any client with whom it does not have a pre-existing substantive relationship as defined from time to time by the SEC. As of the date of this Agreement, the SIA agrees that the term “pre-existing substantive relationship” with a client means the following:

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(i)the SIA’s relationship with its client was established before the beginning of the offering of Shares pursuant to the Memorandum; and
(ii)the SIA has sufficient information concerning the client to determine the client’s current sophistication and financial circumstances, including that the client has such knowledge and experience in financial and business matters that the client is capable of evaluating the merits and risks of an investment in the Shares.

(u)The SIA is and will continue to be registered as an investment advisor under the Investment Advisers Act, and will make or comply with any regulatory filings and other regulatory requirements applicable to it where it is required to make such filings or comply with such other requirements.

(v)The SIA shall act in accordance with its fiduciary duty under the Investment Advisers Act, including the duty of care and duty of loyalty owed to its clients and in accordance with SEC Release No. IA-5248.

(w)The SIA is not registered as a broker-dealer with FINRA, and is not required to register as a broker-dealer under the Securities Exchange Act of 1934, as amended, or become a member firm of FINRA. While the supervised persons of the SIA may be registered as registered representatives with FINRA with a third-party or affiliated broker-dealer, the SIA agrees that it and its associated persons are subject to and will act in accordance with this Agreement when providing its clients with information and advice concerning the Shares and the procedures for subscribing for the Shares. Notwithstanding, if the SIA or the supervised persons of the SIA are affiliated with a broker-dealer, the SIA shall cause the affiliated broker-dealer to sign a Selected Dealer Agreement (as defined in the Dealer Manager Agreement) and the broker-dealer will effect the sale and serve as the broker-dealer of record.

(x)The SIA shall comply with all applicable federal and state securities laws, including without limitation the requirements of the Investment Advisers Act and the provisions thereof requiring disclosure of the existence of this Agreement.

(y)The SIA shall maintain the records required by Section 204 of the Investment Advisers Act and Rule 204-2 thereunder, in the form and for the periods required thereby.

(z)The SIA and any person associated with the SIA has complied, in all material respects, with the identification, verification and documentation sections of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(aa)With respect to any purchase of the Shares by a client of the SIA, such investment will be in conformity with all applicable provisions of the SIA’s investment advisory agreement with such client (including without limitation any and all investment objectives, guidelines and restrictions applicable to the client’s account), and the SIA shall have acted in conformity with the fiduciary duty owed to the client under applicable law and any applicable provisions in the SIA’s investment advisory agreement with the client.

7.Covenants and Agreements of the Dealer Manager.

The Dealer Manager covenants and agrees during the term of this Agreement as follows:

(ab)It shall deliver to the SIA such number of copies of the Memorandum, and any supplements thereto, as the SIA may reasonably request.

8.Payment of Costs and Expenses.

Each party shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

9.Indemnification

(ac)The SIA agrees to indemnify, defend and hold harmless the Company, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees and agents, against all
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losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of (i) the information or investment advice provided or the offer or sale (as such term is defined in the Securities Act of 1933, as amended) by the SIA, or any person acting on its behalf, of any Shares pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Memorandum and which statement or omission was not based on information supplied to the Company or the Dealer Manager by such SIA; (ii) the breach by the SIA, or any person acting on its behalf, of any of the terms and conditions of this Agreement; or (iii) the negligence, malpractice or malfeasance of the SIA. This indemnity provision shall survive the termination of this Agreement.

(ad)The Company agrees to indemnify, defend and hold harmless the SIA, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) any untrue statement of a material fact contained in the Memorandum (as from time to time amended or supplemented), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Memorandum or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company or the Dealer Manager, or any officer of the Company or the Dealer Manager by such SIA; provided that in each case that such claims or liabilities did not arise from SIA’s own negligence, malpractice or malfeasance. This indemnity provision shall survive the termination of this Agreement.

(ae)No indemnifying party shall be liable under the indemnity provisions contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought.

In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be reasonably satisfactory to such indemnified party and all other indemnified parties who are defendants in such action, unless such indemnified parties reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the reasonable fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action.

In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

10.Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is executed by all the parties hereto. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving 30 days’ prior notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:
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(af)the Offering shall be terminated; or

(ag)the SIA’s license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten days from the date of such occurrence.

Notwithstanding anything herein to the contrary, this Agreement shall be deemed suspended during any period for which the SIA’s registration under the Investment Advisers Act is revoked or suspended.

11.Notices.

All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission

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(provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 11):

If to the Company:
Prospect Floating Rate and Alternative Income Fund, Inc.
10 E. 40th Street, 42nd Floor New York, New York 10016 Tel: (212) 448 9577
Fax: (212) 448-9652
Attention: M. Grier Eliasek, Chief Executive Officer and President
Email: grier@prospectcap.com

If to the Dealer Manager:    Preferred Capital Securities, LLC
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Tel: (470) 639-8310
Fax: (678) 705-8710
Attention: Orit Small with a copy to:
Kunzman & Bollinger, Inc.
5100 N. Brookline Ave, Suite 600 Oklahoma City, Oklahoma 73112 Facsimile No.: (405) 942-3527

If sent to the SIA:    To the person whose name and address are identified in Exhibit
A hereto; or

to such other person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 11. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

12.Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned by the SIA, whether by contract, operation of law or otherwise.

13.Miscellaneous.

(ah)This Agreement shall be construed, without regard to conflicts of law provisions, in accordance with the applicable laws of the State of Georgia.

(ai)Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Dealer Manager or the Company.

(aj)If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and other costs and expenses incurred by the prevailing party in connection therewith. If any party to this Agreement (the “First Party”) becomes involved in a litigation, arbitration

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or other dispute proceeding (a “Proceeding”) made or brought by any person who is not a party to this Agreement or an affiliate of a party to this Agreement and which arises out of or otherwise involves the acts or omissions of another party to this Agreement (the “Second Party”), and the First Party is dismissed from the Proceeding or otherwise found to have prevailed in the Proceeding, the Second Party shall be responsible for paying any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the First Party in connection with defending itself in the Proceeding, including without limitation costs and expenses of investigation and expert witness fees.

(ak)This Agreement, including Exhibit A hereto, embodies the entire agreement and understanding, and supersedes all prior agreements and understanding (whether written or oral), among the parties hereto with respect to the subject matter hereof.

(al)No amendment to, or waiver of, any provision of this Agreement shall be deemed valid or effective unless it is in writing and signed by all the parties hereto.

(am)If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(an)This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year indicated on Exhibit A hereto.

Dealer Manager:
PREFERRED CAPITAL SECURITIES, LLC

By: /s/ Jeff Smith
Print Name: Jeff Smith
Title: CEO

Company:
PROSPECT FLOATING RATE AND ALTERNATIVE
INCOME FUND, INC.

By: /s/ M.Grier Eliasek
Print Name: M. Grier Eliasek
Title: Chief Executive Officer and President

Selected Investment Advisor:
By:
Print Name:
Title:
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EXHIBIT A TO
SELECTED INVESTMENT ADVISOR AGREEMENT PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
This Exhibit A is attached to and made a part of that certain Selected Investment Advisor
Agreement (the “Agreement”), among Preferred Capital Securities, LLC, Prospect Floating Rate and Alternative Income Fund, Inc., and
.

1.Date of Agreement:

2.Identity of Advisor:

Name:

Type of Entity:          (To be completed by the Advisor, e.g., corporation, limited liability company, partnership or sole proprietorship.)

State Organized in:      (To be completed by Advisor.)

Qualified to Do Business and in Good Standing in the Following Jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in such jurisdictions. Questions concerning this matter should be directed to your legal counsel.)

(To be completed by Advisor)

(ao)Are you registered as an Investment Advisor with the Securities and Exchange Commission? If no, complete Section 2(b).

Yes [ ]    No [ ]

(ap)Registered as an Investment Advisor in the following States:

(To be completed by Advisor)

3.Name and Address for Notice Purposes (see Section 11 of the Agreement):

Name:
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Title:

Company:

Address:

City, State and Zip Code:

Telephone Number (including area code):

1.Please complete the following for our records:

(a)How many registered investment advisors are with your firm?

PLEASE ATTACH A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

(b)Does your firm publish a newsletter?

Yes [ ]    No [ ]

What is/are the frequency of the publication(s)?

     Weekly         Monthly         Quarterly

     Bi-weekly         Bi-monthly         Other (please specify)

PLEASE PLACE PREFERRED CAPITAL SECURITIES, LLC AND PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(c)Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?

Yes [ ]    No [ ]

PLEASE PLACE PREFERRED CAPITAL SECURITIES, LLC AND PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(d)Does your firm have an e-mail system for your registered investment advisors?

Yes [ ]    No [ ]

If so, please provide e-mail address:

(e)Website address:

Person responsible: